EXHIBIT 99.1

USBC Executes Definitive Agreement with Uphold and Vast Bank to Advance Tokenized Bank Deposit Initiative

Strategic partnership to help support the further development and commercialization of regulated, tokenized bank deposits for digital dollar use cases across institutional and retail markets

RENO, NV, January 26, 2026 (GLOBE NEWSWIRE)- USBC, Inc. (NYSE American: USBC) (“USBC” or the “Company”), a publicly-traded technology company that seeks to enable the transformation of traditional U.S. bank dollars into secure, compliant tokenized deposits, today announced that it has finalized the terms of its strategic business partnership with Uphold, the infrastructure provider for on-chain finance and nationally-chartered Vast Bank.

“Our agreement with Uphold and Vast Bank more clearly defines our vision for bank-regulated digital dollars,” said Greg Kidd, CEO of USBC. “With this definitive triparty agreement, USBC, Vast, and Uphold are formally agreeing to combine efforts to continue building the regulatory, banking, and technology stack needed to bring trusted digital dollars into everyday use at scale.”

The parties expect the agreement to potentially support a wide range of use cases for tokenized deposits, including faster settlement, improved treasury operations, and new digital asset services for institutional and retail clients, subject to applicable regulatory approvals and technical milestones.

The definitive triparty agreement formalizes the memorandum of understanding signed by USBC, Vast Bank and Uphold in October 2025.

About USBC, Inc.

USBC, Inc. (NYSE American: USBC) is a publicly traded multi-disciplinary technology company. Under the leadership of Chairman and CEO, Greg Kidd, USBC is a developer of transformative financial services, including digital assets and banking solutions as well as non-invasive health monitoring research. USBC has implemented a bitcoin treasury strategy to bolster development and research across its various divisions. A key focus of USBC is the further development of the USBC tokenized deposit offering, a U.S.-dollar denominated tokenized deposit that operates on blockchain technology and is embedded with digital identity. With a focus on inclusion, innovation, and risk management, USBC is dedicated to creating long-term shareholder value in a rapidly evolving financial landscape.

The USBC tokenized deposit whitepaper*: http://usbc.xyz/i/whitepaper

* The product features described in these materials are for informational purposes only. All product features may be modified, delayed, or cancelled without prior notice, at any time and at the sole discretion of USBC, Inc. Nothing herein constitutes a commitment, warranty, guarantee or investment advice.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the anticipated launch of tokenized deposit accounts, the expected results of the partnership with Uphold and Vast Bank, and potential use cases of tokenized deposits. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

USBC Media Contact:

Fatema Bhabrawala

Director of Media Relations, Alliance Advisors

fbhabrawala@allianceadvisors.com

USBC Investor Relations Contact:

Adele Carey

VP, Investor Relations, Alliance Advisors

investors@usbc.xyz

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